Exhibit 16.1

Audit • Tax • Advisory

Grant Thornton LLP
2398 E Camelback Road, Suite 600
Phoenix, AZ 85016-9004

T 602.474.3400
F 602.474.3421
www.GrantThornton.com

January 5, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: White Electronic Designs Corporation
File No. 001-04817

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of White Electronic Designs Corporation and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd